EXHIBIT 10.1


                         Sales and Fulfillment Agreement

This Sales and Service Agreement (the "Agreement") is made and entered into as of September __, 2000 (the "Effective Date") by and between Pawnbroker.com, Inc. ("Pawnbroker.com"), a Delaware corporation with its principal office located at 85 Keystone, Suite A, Reno, Nevada, 89503, and Jewelry Edge ("Jewelry Edge"), a ________ corporation with its principal office located at __________, Texas.

     WHEREAS, Pawnbroker.com operates a web site located at URL: http://www.pawnbroker.com (the "Pawnbroker.com Web Site"), which is designed to offer merchandise from the inventories of its participating member pawnbrokers ("Members") and to facilitate transactions between such Members and buyers or potential buyers ("Buyers") who visit the Pawnbroker.com Web Site;

     WHEREAS, Jewelry Edge is engaged in the jewelry business, including sales and marketing of high quality jewelry products and merchandise and operating a manufacturing, repair, cleaning, warehousing and shipping facility (the "Consolidation Center");

     WHEREAS, Jewelry Edge desires to offer jewelry merchandise for sale on the Pawnbroker Web Site and Pawnbroker.com desires to offer such merchandise for sale on its web sites in cooperative a marketing arrangement; and

     WHEREAS, Jewelry Edge desires to provide Pawnbroker.com and its Members certain fulfillment services, including jewelry processing, appraising, inventory control, packaging and shipping at a predetermined service fee based on the sale of such merchandise;


     NOW, THEREFORE, in consideration of the mutual premises and covenants hereinafter set forth, and intending to be legally bound, Pawnbroker.com and Jewelry Edge hereby agree as follows:

1.   Assignment and Sales Agreement.

1.1 Jewelry Edge agrees that it will offer up 25,000 items of jewelry merchandise for sale on the Pawnbroker Web Site (the "Jewelry Edge
     Products"). Jewelry Edge agrees that it will provide Pawnbroker.com (i) a description of each item of offer Jewelry Edge Product listed for sale, including the type of jewelry, price, carat weight, quality and other information; (ii) pictures of such Jewelry Edge Product in a format that can be posted on the Pawnbroker.com Web site; and (iii) any qualifying information necessary for a customer to make a purchasing decision.

1.2 Pawnbroker.com shall use commercially reasonable efforts to post the Jewelry Edge Products for sale on the Pawnbroker Web Sites and process such order in accordance with Section 2 of this Agreement. Notwithstanding the foregoing, Pawnbroker.com does not warrant that the use of any of the Pawnbroker Web Site will be uninterrupted, error-free or continuously available.



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1.3  Pawnbroker.com  shall be entitled to retain a 3%  commission  from the Sale
     Price of Jewelry Edge Products purchased through the Pawnbroker.com Web site. "Sale Price" means the price of such product, excluding charges related to shipping, handling insurance and sales tax, if any.

1.4 Jewelry Edge Products sold through Pawnbroker Web Site may be returned by the purchaser to Jewelry Edge for any reason within ten days after receipt thereof. Such right to return Jewelry Edge Products is in lieu of any other representation or warranty, express or implied, related to Jewelry Edge Product sold through Pawnbroker Web Site. For each return of a Jewelry Edge Product, Pawnbroker.com may charge back to Jewelry Edge the sale price of such product, plus shipping and handling charges and state sales tax, less Pawnbroker.com's commissions.

2.   Distribution and Fulfillment Agreement.

2.1  Jewelry   Edge   agrees  to   provide   Pawnbroker.com   and  its   Members
     consolidation, distribution and fulfillment services related to jewelry merchandise offered for sale on Pawnbroker.com (the "Pawnbroker.com
     Product"). Jewelry Edge will accept Pawnbroker.com Products at its Consolidation Center, and Jewelry Edge will, at no initial charge to Pawnbroker.com or its Member, (i) clean and polish such item; (ii) price each item for sale on the Pawnbroker.com Web site (such price shall include the 3% Fulfillment Fee); (iii) photograph each item; (iv) provide a description of the item for publishing on the Pawnbroker.com Web site; (v) insure each item at replacement cost; and (vi) provide monthly reports on the inventory of the Pawnbroker.com Products.

2.2 Pawnbroker.com will pay Jewelry Edge a service fee equal to 3% of the Sale Price of such transaction (the "Fulfillment Fee") for fulfillment services related to all orders for Pawnbroker.com Products sold on the Pawnbroker.com Web site and processed by Jewelry Edge under this Agreement. Jewelry Edge will provide the following fulfillment services: (i) process the order information such that such order is fulfilled and shipped to the applicable customer within two (2) business days from notification by Pawnbroker.com; (ii) ship such product by using a shipping service with a reliable tracking method; (iii) provide such products in a manner consistent with the way in which such products were advertised or represented on the Pawnbroker.com Web site; (iv) use reasonable business practices in providing service, maintenance and other assistance requested by customers in connection the order; (v) comply with the refunds and exchange policy on the Pawnbroker.com Web site, as such policy may be modified from time to time during the term of this Agreement; and (vii) comply with all applicable laws. The Fulfillment Fee shall not apply to Jewelry Edge Products.

2.3  Jewelry Edge shall provide a monthly report to Pawnbroker.com within thirty
     (30) days following the end of a calendar month of all transactions related to Jewelry Edge Products and Pawnbroker.com Products that are sold through the Pawnbroker.com Web site and fulfilled by Jewelry Edge, and all applicable returns of such products during that time period. Jewelry Edge shall provide additional reports as Pawnbroker.com may reasonably request.



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2.4  Jewelry Edge will at its sole expense at all times shall maintain a bond or insure the Pawnbroker.com Products against loss, damage, theft or from such casualties as Pawnbroker.com may require to cover the cost of the Pawnbroker.com Products plus ten percent (10%) of the cost. Such insurance shall specifically name the Pawnbroker.com as insured party with loss payable to Pawnbroker.com. Jewelry Edge shall provide Pawnbroker.com with a certificate of insurance as may be satisfactory to Pawnbroker.com. Unless Jewelry Edge provides Pawnbroker.com with evidence of the insurance coverage or bond as required by this Agreement, Pawnbroker.com may purchase insurance at Jewelry Edge's expense to protect Pawnbroker.com's interest.


3.   Order Processing by Pawnbroker.com

3.1 For each order for Jewelry Edge Products and Pawnbroker.com Products processed through a Pawnbroker Web Site, Pawnbroker.com shall (i) bill for and collect from customers any amounts charged with respect to any of item purchased by customers by or through the Pawnbroker Web Site; (ii) make available to Jewelry Edge for retrieval (via a Web site) the necessary order information, such as dollar amount of the order, the items ordered, and the delivery information such as name, address, phone number and email address of each purchaser; (iii) maintain all customer and other records pertaining to such persons. Pawnbroker.com will collect its standard charge for shipping, handling and insurance from purchasers of Jewelry Edge Products and will pay such amounts to Jewelry Edge. Jewelry Edge will be responsible for shipping and handling, and Pawnbroker.com will not be liable to Jewelry Edge if actual shipping, handling and insurance charges exceed the amount collected by Pawnbroker.com.


4.   Term and Termination

4.1 This Agreement shall commence on the Effective Date and unless sooner terminated as provided in this agreement, shall remain in full force and effect for a term of twelve (12) months (the "Initial Term"). Thereafter, this Agreement shall automatically renew for successive one (1) year terms ("Renewal Term") provided, however, that a party may terminate this Agreement on the expiration of the Initial Term or any Renewal Term by delivering written notice of termination to the other not less than sixty
     (60) days before the expiration of such Initial or Renewal Term.

4.2 In addition to any other remedy available at law or in equity, either party may terminate this Agreement immediately, in whole or in part, without further obligation to the other party in the event of:

          (i) any breach of this Agreement by the other party that is not remedied within 30 days notice of such breach in writing; or

          (ii) the other party's making an assignment for the benefit of its creditors, the filing of a voluntary or involuntary petition under any bankruptcy or



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               insolvency   law,   under  the   reorganization   or  arrangement
               provisions of the United States Bankruptcy Code, or under the provisions of any law of like import in connection with the other party, or the appointment of a trustee or receiver for the other party or its property.

4.2 Upon termination or expiration of this Agreement, (i) Pawnbroker.com shall immediately stop all active marketing and promotion of Jewelry Edge Products, (ii) Jewelry Edge shall continue process and fulfill all customer orders received prior to termination as necessary, and (iii) Jewelry Edge shall immediate ship (FOB Destination), at Jewelry Edge's cost, all Pawnbroker.com Products to Pawnbroker.com's principal office.


5.   Limitations of Liability.

EXCEPT AS PROVIDED IN THIS SECTION 5, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUES, LOSS OF PROFITS, OR OTHER COSTS, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY TO ANY CLAIM OR CAUSE OF ACTION WHETHER IN CONTRACT OR TORT (INCLUDING NEGLIGENCE) STRICT LIABILITY, OR BREACH OF WARRANTY, BUT SHALL NOT APPLY IF (I) A JEWELRY EDGE'S PRODUCT IS DETERMINED TO BE DEFECTIVE AND TO HAVE CAUSED BODILY INJURY OR DEATH, OR (II) IF SUCH DAMAGES ARE THE RESULT OF THE OTHER PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN NO EVENT SHALL PAWNBROKER.COM'S TOTAL AGGREGATE LIABILITY UNDER OR AS A RESULT OF THIS AGREEMENT EXCEED THE AMOUNT OF FEES PAID BY JEWELRY EDGE HEREUNDER.

6.   General.

6.1 This Agreement represents the entire agreement of the parties regarding the subject matter hereof, and supercedes all prior oral or written collateral representations, agreements, or understandings regarding the subject matter hereof.

6.2 This Agreement will be deemed to have been executed and delivered in the State of Nevada and it will be governed by and construed in accordance with the laws of the State of Nevada, excluding its choice of law rules.

6.3 All notices, requests and other communications to any party hereunder will be in writing (including facsimile transmission or similar writing) and will be given to such party at its address or facsimile number set forth below or at such other address or facsimile number as such party may hereafter specify for such purposes. Each such notice, request or other communication will be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and confirmation of receipt is obtained or (ii) if given by any other means, when received at the address specified below.



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6.4  Neither  party  shall  be  liable  for any  delay  or  failure  to meet its obligations pursuant to this Agreement due to natural  circumstances beyond
     its  reasonable  control,   including,  but  not  limited  to  war,  riots,
     insurrection, civil commotion, fire, flood, storm or inability to obtain necessary labor, materials or manufacturing facilities as a direct result of such natural disasters.

6.5 If any term or provision of this Agreement is found to be invalid or unenforceable for any reason, it shall be adjusted rather than avoided, if possible, so as best to accomplish the objective of the parties to the extent possible. In any event, the remaining terms and provisions shall be deemed valid and enforceable. It is expressly understood and agreed that each provision of this Agreement providing for a limitation of liability disclaimer or limitation of warranties, or exclusion of damages is intended by the parties to be severable and independent of any other provisions and to be enforced as such.

6.6 This Agreement shall be binding on the parties and on their successors and assigns. Except as expressly provided herein, Jewelry Edge shall not transfer, assign or subcontract any right or obligation hereunder without the prior written consent of Pawnbroker.com, which consent shall not be unreasonably withheld.

6.7 The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

6.8 Each party to this Agreement agrees to execute and deliver all documents and to perform all further acts and to take any and all further steps that may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.

6.9  This  Agreement  may be  executed in  counterparts,  each of which shall be
     deemed  an  original,   but  which  together  shall   constitute  a  single
     instrument.

6.10 The parties are independent contractors, and neither party shall hold itself out as an agent of the other. Except as expressly provided herein, neither party shall have any authority to bind or obligate the other in any manner.



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     IN WITNESS  WHEREOF,  the Parties  hereto agree to the provisions set forth above and have executed this Agreement as of the Effective Date.

Pawnbroker.com, Inc.:                     JEWELRY EDGE:



Signed:                                   Signed:
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Printed name:                             Printed name:
             ------------------                         ---------------------

Title:                                    Title:
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Date:                                     Date:
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                                   EXHIBIT A